Exhibit 99.2

Tivoxavir marboxil, an Influenza Inhibitor Targeting Cap-dependent Endonuclease: Results from a Phase I Trial Demonstrating Safety, Tolerability and Pharmacokinetics and Demonstrating Protection Against H5N1 Bird Flu in a Rodent Challenge Model

Ekaterina Dokukina[1], Viktoriya Moskovich[1], Boris Rogovoy[1], Ruben Karapetian[2], Alexander Ivaschenko[2], Robert R. Redfield[3], Iain D. Dukes[3], Nikolay Savchuk[3], Werner Cautreels[3], and C. David Pauza[3]   [1]Viriom, Inc. Rockville, MD, [2]Chem Div, San Diego, CA, [3]Traws Pharma, Inc., Rockville, MD

Tivoxavir marboxil (TXM) is a prodrug inhibitor of the Influenza virus cap-dependent endonuclease (CEN), which is encoded by the viral RNA segment 3 (Acidic polymerase). Due to its critical role in virus replication and very high level of sequence conservation across virus strains, CEN inhibition has become an important strategy for treatment and prevention of seasonal or pandemic influenza. In laboratory testing, the TXM metabolite TXA demonstrated an effective concentration 50% (EC_{50}) in the picomolar range for a variety of Influenza A isolates and was up to 10-times more potent than Baloxavir (BXA), for inhibiting the BXA-resistant I38T variant of H1N1 or H3N2 A/Influenza. TXA also demonstrated picomolar EC_{50} against multiple highly pathogenic avian influenza H5N1 strains circulating in nature during 2022-2023. Oral dosing with TXM protected 100% of mice from a lethal, intranasal challenge with H5N1 (A/Texas/37/2024), a virus isolated from a dairy worker who was infected through contact with dairy cattle. The TXM Phase I clinical study evaluated 3 dose levels, single dose, in healthy volunteers. Pharmacokinetic studies of the highest dose level showed plasma drug levels at or above the predicted therapeutic window for ~25 days after a single dose. The laboratory and clinical findings for TXM support further development of this compound for treatment of seasonal or pandemic influenza and the pharmacokinetic data support additional studies on TXM as a potential treatment or prophylactic agent for H5N1 bird flu.

1 Tivoxavir marboxil inhibits the cap-independent endonuclease of influenza and suppresses replication of baloxavir-resistant viruses.

Tivoxavir marboxil


RNA pol II CTD
Cellular mRNA
A(n)
Priming
Transcription
Viral mRNA
5'
3'

The viral replication complex binds and cleaves host mRNA leaving the 5' cap. Sequences in the 3' end of viral genomic RNA (-strand) are complementary to the remaining fragment of host mRNA and serve to prime +strand RNA synthesis. Cap-dependent endonuclease inhibitors (CENI) prevent cleavage of host mRNA, reduce viral + strand synthesis and block genomic RNA replication. Adapted from Dou, et al., 2018. Front. Immunol. 9:1581.

Subtype/Lineage	Virus	PA Mutation	Mean EC_{50} +SD, nM (fold-change) TXA	BXA
A(H1N1)pdm2009	A/Illinois/37/2018	I38L	6.23 ± 1.05 (1)	13.71 ± 1.33 (7.70)
	A/Illinois/08/2018	I38S	36.33 ± 9.86 (19.53)	86.69 ± 19.18 (48.14)
	A/Illinois/08/2018	I38T	22.26 ± 4.45 (11.97)	73.9 ± 14.31 (41.52)
A(H3N2)	A/Louisiana/50/2017	I38M	8.46 ± 3.62 (10.85)	11.94 ± 3.47 (12.44)
	A/Bangladesh/3007/2017	I38T	26.78 ± 4.62 (41.2)	81.41 ± 16.25 (92.51)
	A/Yokohama/133/2018	I38T	8.24 ± 1.73 (24.24 0	33.61 ± 7.61 (80.14)

Source: Adapted from Chesnokov, A., et al. 2024. Antimicrob. Agents Chemother. 68: e0172723

2 Tivoxavir marboxil was well-tolerated up to a single dose of 480 mg in a Phase I clinical trial with healthy adult participants

Phase I Clinical Trial Schema for Oral Tivoxavir Marboxil in Healthy Adults: Safety, Tolerability and Pharmacokinetics


Cohort 1 (80 mg fasted)
Sentinels Active (1); Placebo (1)
Main Group Active (5); Placebo (1)
Cohort 2 (120 mg fasted)
Sentinels Active (1); Placebo (1)
Main Group Active (5); Placebo (1)
Cohort 3 (240 mg fasted)
Sentinels Active (1); Placebo (1)
Main Group Active (5); Placebo (1)
Cohort 4 (480 mg fasted)
Sentinels Active (1); Placebo (1)
Main Group Active (5); Placebo (1)


Pharmacokinetics of Tivoxavir in Healthy .
Tivoxavir in plasma (ng/mL)
Time (hours)
20 days
EC90 ~0.82 ng/mL
120 mg
240 mg
480 mg

3 The cap-dependent endonuclease coding region in PA is highly conserved among H5N1 viruses from multiple species



4 Bovine to human transmission resulted in 9 amino acid changes across 5 influenza genome segments, that are associated with increased replication in mammalian cells


PB2
E 362 G
K 627 E
M 631 L
PB1
V 392 I
PA
E 142 K
L 219 I
K 497 R
PA-X
E 142 K
NA
N 71 S
NS1
R 40 Q
LEGEND:
Amino acids in red are substitutions found in the human isolate A/Texas/37/2024 (H5N1)
Amino acids in blue are amino acids found in the corresponding bovine isolate: A/bovine/Texas/24-029328-02/2024 (H5N1)

Adapted from: Mostafa, et al. (2025) Replication kinetics, pathogenicity and virus-induced cellular responses of cattle-origin influenza A(H5N1) isolates from Texas, United States, Emerging Microbes and Infections, 14:1 2447614, DOI: 10.1080/22221751.2024.2447614

5 Tivoxavir exhibits sub-nanomolar potency against A/H5N1 circulating in nature during 2022-2023

Strain Designation	Tivoxavir (TRX101)
H5N1 viruses	**EC50 (nM)**
A/**chicken**/Idaho/22-011347-004/2022	0.40
A/Canada_**goose**/Wyoming/22-011671-001/2022	0.52
A/Red_Shoulder_**Hawk**/Minnesota/22-012000-004/2022	0.43
A/**dolphin**/Florida/22-025319-002/2022	0.34
A/black_**vulture**/Florida/22-012333-001/2022 - c30	0.41
Reference A(H3N2) Viruses	
A/Louisiana/50/2017 (Wt)	1.21
A/Louisiana/49/2017 (PA-138M)	10.28

Source: United States Centers for Disease Control and Prevention, Atlanta, Georgia

6 Tivoxavir (dose equivalent to 240 mg in humans) protected 100% of mice from lethal infection with the human isolate A/Texas/37/2024 (H5N1)


Bird Flu
Human isolate H5N1 intranasal
Oral dose TRX100


Female BALB/c Mice
Survival Curve
% Survival
Days Post Challenge
Vehicle Control
TRX-100


Female BALB/c Mice
Body Weight Change
% Body Weight Change MEAN ± SEM
Days Post Challenge
Vehicle Control
TRX-100

Virus challenge stock: H5N1 (A/Texas/37/2024)

Stock titer: $1.47x10^9$ TCID $_{50}$/mL

Intranasal challenge: $7.34x10^6$ TCID $_{50}$/dose

Oral treatment - TXM given 0 and 12 hours after virus inoculation (total 50 mg/kg)

15 animals per group - 5 animals per group sacrificed on D3 for determination of virus titer in lungs

Day 3 Lung Virus Titers (TCID $_{50}$)		
Animal	**Group**	**Virus Titer**
31	Vehicle	$7x10^8$
32		$1.3x10^7$
33		$1.3x10^8$
34		$8.2x10^8$
35		$1.2x10^7$
46	**TXM** Day 1 dose of 50 mg/kg	BLLQ
47		BLLQ
48		BLLQ
49		BLLQ
50		BLLQ

Virus titer - TCID $_{50}$/gram of tissue
BLLQ-below lower limit of quantitation ($2.2x10^3$ TCID $_{50}$/gram)